UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): December 13, 2004

TIER TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)

10780 Parkridge Blvd., 4th Floor Reston, Virginia (Address of principal executive offices)		20191 (Zip Code)
(571) 382-1090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

 Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CRF 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
     240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

        Tier Technologies, Inc. (the “Company”) is filing this amendment to an amended Current Report on Form 8-K/A (the “8-K/A”) that the Company filed on January 19, 2005, solely for the purpose of filing as Exhibit 16.1 hereto a revised letter that the Company received from PricewaterhouseCoopers LLP (“PWC”) agreeing with the relevant parts of the disclosure in the 8-K/A.

        On December 17, 2004, the Company filed a Current Report on Form 8-K (the “Original 8-K”) reporting that its independent registered public accounting firm, PricewaterhouseCoopers LLP (“PWC’), had informed the Company that it had decided not to stand for reelection and that the Company had a material weakness in its internal controls over financial reporting. As Exhibit 16.1 to the Original 8-K, the Company filed a letter from PWC agreeing with the relevant parts of the disclosure in the Original 8-K.

        On January 19, 2005, in response to comments from the Securities and Exchange Commission, the Company filed an amendment to the Original 8-K that included additional disclosure regarding the material weakness in the Company’s internal controls over financial reporting. As exhibit 16.1 to the 8-K/A, the Company filed another letter from PWC agreeing with the relevant parts of the revised disclosure in the 8-K/A.

        On April 19, 2005, PWC sent the Company the revised letter attached hereto as exhibit 16.1 agreeing with the relevant parts of the disclosure in the 8-K/A.

Item 9.01	Financial Statements and Exhibits
(c)	Exhibits
Exhibit 16.1 Letter dated April 19, 2005 from PricewaterhouseCoopers LLP

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC. By: /s/ James R. Weaver James R. Weaver Chief Executive Officer

Date: April 21, 2005

Exhibit No.      Description

16.1                  Letter dated April 19, 2005 from PricewaterhouseCoopers LLP